UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2010 (September 7, 2010)

Date of Report (Date of earliest event reported)

TAPIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2815 Eastlake Avenue East, Suite 300 Seattle, Washington	(206) 336-5560	V6N 3E6
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip Code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2010, we appointed Lynn M. DePippo as one of our Directors.  Ms. DePippo Founded Sherbrook Capital Management in 2000. She is the managing partner of that firm and conducts all aspects of healthcare equity research for institutional investors, private equity and wealthy individual clients, including healthcare portfolio overviews. Previous appointments include Portfolio Manager Small Cap. Equities at Citibank, Senior Investment Analyst at The Kaufmann Fund, and Healthcare Services Analyst at Kidder Peabody and Company.

As compensation for serving as a Director, we have granted Ms. DePippo options to purchase 250,000 shares of our common stock at $0.35 per share under our 2009 Stock Incentive Plan.  11,364 of such options will vest each month for a total of 24 months.  Additionally, we have agreed to pay her a deferred bonus of $50,000.  The payment of the deferred bonus is not tied to any specific event but rather as financing allows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By:      /s/ Glynn Wilson
Title:   Executive Chairman

September 8, 2010